Exhibit 23.1

Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 19, 2020, relating to the consolidated financial statements of Zillow Group, Inc. (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2019.
/s/ DELOITTE & TOUCHE LLP
Seattle, Washington
February 19, 2020